Exhibit 1.1

International Game Technology

7.50% Notes due June 15, 2019

Underwriting Agreement

June 10, 2009

Goldman, Sachs & Co.,
Banc of America Securities LLC
RBS Securities Inc.
Wachovia Capital Markets, LLC
                                                As representatives of the several Underwriters
                                                named in Schedule I hereto (the “Representatives”)
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

International Game Technology, a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $500,000,000 principal amount of 7.50% Notes due June 15, 2019 (the “Securities”).

1.                                       The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)                                  An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-158250) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Underwriting Agreement (the “Agreement”), is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to

Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto (but excluding the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”)) and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)                                 No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c)                                  For the purposes of this Agreement, the “Applicable Time” is 3:00 p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof taken together (collectively, the “Pricing Disclosure Package”)

as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d)                                 The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)                                  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or (ii) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act, of the Trustee;

(f)                                    Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Pricing Prospectus and the Prospectus, there has not been any change in the capital stock (other than issuances of common stock pursuant to existing employment agreements, stock options and other employee benefit plans and repurchases of common stock pursuant to the Company’s stock repurchase program) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus;

(g)                                 The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property, equipment and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property, equipment and buildings by the Company and its subsidiaries;

(h)                                 The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, financial condition, prospects or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect;

(i)                                     The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except that with respect to foreign subsidiaries, this representation is limited to the extent the concepts of fully paid and non-assessable are not recognized under the laws of their respective jurisdiction of incorporation) and (except for directors’ qualifying shares and that with respect to the Company’s subsidiaries in Argentina and Iceland, a nominal number of shares are held by citizens of such jurisdictions as required by the laws of such jurisdictions) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(j)                                     The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture dated as of June 15, 2009, as supplemented by the first supplemental indenture dated as of June 15, 2009 (together, the “Indenture”), in each case between the Company and Wells Fargo Bank, National Association as trustee (the “Trustee”), under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement; the Securities will rank equal in right of payment with all of the Company’s other unsecured and unsubordinated indebtedness; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus;

(k)                                  This Agreement has been duly authorized, executed and delivered by the Company;

(l)                                     None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System;

(m)                               Except as described in the Pricing Prospectus and the Prospectus, each of the Company and its subsidiaries possesses such licenses, certificates, authorizations, approvals, franchises, permits or other rights and all authorizations from all Federal, state or other governmental entities or agencies (including, without limitation, any agency established by a federally recognized Indian tribe to regulate gaming on such tribe’s reservation) which have, or may at any time have, jurisdiction over the activities of the Company or any of its subsidiaries or any successor to such authority, including without limitation, any such governmental entities or agencies, which has, or may at any time have, jurisdiction over the gaming activities of the Company or any of its subsidiaries (the “Gaming Authorities”), as are currently necessary (i) to own its property and conduct in all material respects the business now operated by it, (ii) for the Company to execute, deliver and perform this Agreement and the Indenture and (iii) to consummate the transactions contemplated hereby and thereby; except as described in the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received any notice of proceedings or has knowledge that any proceedings are pending or threatened, relating to the revocation or modification of any such license, certificate, authorization, approval, franchise, permit or other right which, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect; except as described in the Pricing Prospectus and the Prospectus, to the best knowledge of the Company, no Gaming Authority is investigating the Company, its subsidiaries or its affiliates, officers, directors, stockholders or other related parties, other than in ordinary course administrative reviews; all of the officers and directors of the Company have complied with all necessary suitability and qualification requirements of all Gaming Authorities and the Company has not received any notice of any pending revocation of, or investigation with respect to, any such qualification or suitability finding;

(n)                                 Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(o)                                 The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the Articles of Incorporation, as amended (the “Articles of Incorporation”) or Fourth Restated Code of Bylaws (the “By-laws”) of the Company or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (including, without limitation, any laws, rules or regulations of any Gaming Authority), except, with respect to clauses (i) and (iii), to the extent such breach, conflict, violation or default would not reasonably be expected to have a Material Adverse Effect;

(p)                                 No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body, including Gaming Authorities, is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, and such other approvals as have been duly obtained and are in full force and effect;

(q)                                 Neither the Company nor any of its subsidiaries is in violation of (i) its Articles of Incorporation or By-laws or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except with respect to clause (ii) to the extent such default would not reasonably be expected to have a Material Adverse Effect;

(r)                                    The statements set forth in the Pricing Prospectus and the Prospectus (i) under the captions “Description of Notes” and “Underwriting”, insofar as they purport to constitute a summary of the terms of the Securities and this Agreement, respectively, and (ii) under the caption “United States Federal Income Taxation”, insofar as they purport to describe the provisions of the tax laws referred to therein, are accurate and complete in all material respects;

(s)                                  Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no Gaming Authority or any other governmental agencies are investigating the Company or any related party, other than in ordinary course administrative reviews or in any ordinary course review of the transactions contemplated hereby; and, to the best of the Company’s knowledge, no such legal or governmental or Gaming Authority proceedings are threatened;

(t)                                    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as contemplated by the Pricing Prospectus and the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(u) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(v)                                 Deloitte & Touche LLP, which has audited certain financial statements of the Company and its subsidiaries and has audited the Company’s internal control over financial reporting, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(w)                               Except as disclosed in the Pricing Prospectus and the Prospectus, and except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries own, or have valid, binding and enforceable licenses or other rights to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects and other like restrictions, all Intellectual Property (as defined below) necessary to conduct the business of the Company and its subsidiaries in the manner presently conducted, without any conflict with the rights of others; “Intellectual Property” means all patents, patent applications, trademarks, trademark applications, trade names, service marks, service names, copyrights, trade secrets, know how (including all unpatented or unpatentable proprietary or confidential information, systems or procedures), technology, inventions, designs, processes, methods, technical data and information or other intangible asset, other proprietary intellectual property right or any license or other right to use any of the foregoing;

(x)                                   Each of the Company and its subsidiaries maintains (i) effective internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) as described in the Company’s Annual Report on Form 10-K for the year ended September 30, 2008 and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(y)                                 Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(z)                                   The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 under the Exchange Act) that is effective at the reasonable assurance level as described in the Company’s Annual Report on Form 10-K for the year ended September 30, 2008 and that is designed to ensure that information required to be disclosed by the Company in reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as of the end of the Company’s last completed fiscal quarter;

(aa)                            There is and has been no material failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;

(bb)                          Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(cc)                            The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened; and

(dd)                          (i) Neither the Company nor any of its subsidiaries (collectively, the “Entity”) is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”) or Her Majesty’s Treasury (“HMT”) (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria); (ii) the Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:  (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and (iii) the Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage prior to the completion of the offering in, any dealings or transactions with any Person, or in any country or territory, in violation of Sanctions.

2.                                       Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.803% of the principal amount thereof, plus accrued interest, if any, from June 15, 2009 to the Time of Delivery (as defined below) hereunder, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

3.                                       Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement, the Pricing Prospectus and the Prospectus.

4.                                       (a)  The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form, which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian.  The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC.  The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on June 15, 2009 or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date are herein called the “Time of Delivery”.

(b)                                 The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(j) hereof, will be delivered at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery.  A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.                                       The Company agrees with each of the Underwriters:

(a)                                  To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)                                 If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice therereof;

(c)                                  If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you.  If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)                                 Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e)                                  Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture

Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)                                    To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)                                 During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as you may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities;

(h)                                 To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(i)                                     Not to be or become, at any time prior to the expiration of one year after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(j)                                     (i) During a period of three years from the date of the Prospectus, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company is listed, provided that any document filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system or any successor system shall be deemed delivered; and (ii) prior to the completion of the distribution of the Securities to the Underwriters, to furnish to you from time to time as you may reasonably request, any additional information to update or confirm the information previously provided to you concerning the business and financial condition of the Company; and

(k)                                  To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

6.

(a)                                  (i)                                     The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)                                  each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or a free writing prospectus required to be filed with the Commission; and

(iii)                               any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;

(b)                                 The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)                                  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.                                       The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Blue Sky and legal investment memoranda, if any, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) all costs and expenses incident to any electronic road show; (viii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (ix) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the several Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.                                       The obligations of the several Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                                 Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, shall have furnished to you their written opinion or opinions, dated the Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                                  O’Melveny & Myers LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, in the form of Annex A hereto;

(d)                                 David D. Johnson, the General Counsel of the Company, shall have furnished to you a written opinion, dated the Time of Delivery, in form and substance satisfactory to you, in the form of Annex B hereto;

(e)                                  On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex C hereto;

(f)                                    (i)                                     Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus and the Prospectus there shall not have been any change in the capital stock (other than issuances of common stock pursuant to existing employment agreements, stock options and other employee benefit plans and repurchases of common stock pursuant to the Company’s stock repurchase program) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement, the Pricing Prospectus and the Prospectus;

(g)                                 The Securities shall be rated Baa or better by Moody’s Investors Service, Inc. or BBB or better by Standard & Poor’s Ratings Services.  On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h)                                 On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if, in the case of any such event specified in clause (iv) or (v), the effect in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i)                                     The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(j)                                     The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsection (f) of this Section and as to such other matters as you may reasonably request.

9.                                       (a)                                  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.  The Company acknowledges that the information set forth on Schedule III hereto constitutes the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any amendment or supplement thereto, or any Issuer Free Writing Prospectus.

(b)                                 Each Underwriter will indemnify and hold harmless the Company, severally and not jointly, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing

Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations (including any failure by the indemnified party to provide any notice specified above).  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls each Underwriter and to any affiliate of each Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

10.                                 If, at the Time of Delivery, any one or more of the several Underwriters shall fail or refuse to purchase the Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the principal amount of Securities set forth opposite their respective names on Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be agreed upon by the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date.  If, at the Time of Delivery, any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party (other than a defaulting Underwriter) to any other party except that the provisions of Section 7, Section 9, this Section 10 and Section 18 shall at all times be effective and shall survive such termination.  In any such case either you or the Company shall have the right to postpone the Time of Delivery, but in no event for longer than seven days in order that the required changes, if any, to the Prospectus or any other documents or arrangements may be effected.  As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10.  Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.                                 The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.                                 If this Agreement is terminated pursuant to Section 10 hereof, the Company shall not be under any liability to any Underwriter except as provided in Sections 7, 9 and 10 hereof.  If for any other reason the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all of their out of pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.                                 The Company acknowledges and agrees that:  (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the

Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) each Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and no Underwriter has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

14.           In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 85 Broad Street, 20th Floor, New York, New York 10004, facsimile: (212) 902-3000, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ questionnaire, or telex constituting such questionnaire, which address will be supplied to the Company by you upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA PATRIOT Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.           Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.           This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.           The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.           Notwithstanding anything herein to the contrary, the Company is (and the Company’s employees, representatives and other agents are) authorized, subject to applicable law, to disclose to any and all persons, those aspects of this potential transaction that are necessary to support any U.S. federal or state income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other analyses) related to those benefits, without any Underwriter imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax treatment” means U.S. federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us 11 counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

International Game Technology

By:	/s/ Patrick W. Cavanaugh
Name: Patrick W. Cavanaugh
Title: Executive Vice President
and Chief Financial
Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

Banc of America Securities LLC

By:	/s/ Evan Ladouceur
Name: Evan Ladouceur
Title: Managing Director

RBS Securities Inc.

By:	/s/ Stewart Whitman
Name: Stewart Whitman
Title: Managing Director

Wachovia Capital Markets, LLC

By:	/s/ Carolyn C. Hurley
Name: Carolyn C. Hurley
Title: Vice President

Underwriting Agreement
Signature Page

SCHEDULE I

Principal Amount of Securities to Be Purchased
Underwriter
Banc of America Securities LLC	$57,250,000
Deutsche Bank Securities Inc.	57,250,000
Goldman, Sachs & Co.	57,250,000
Mitsubishi UFJ Securities (USA), Inc.	57,250,000
Mizuho Securities USA Inc.	57,250,000
Morgan Stanley & Co. Incorporated	57,250,000
RBS Securities Inc.	57,250,000
Wachovia Capital Markets, LLC	57,250,000
BNP Paribas Securities Corp.	8,400,000
Comerica Securities, Inc.	8,400,000
KeyBanc Capital Markets Inc.	8,400,000
U.S. Bancorp Investments, Inc.	8,400,000
UBS Securities LLC	8,400,000
Total	$500,000,000

I-1

SCHEDULE II

(a)           Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic road show presentation dated June 10, 2009.

(b)           Additional Documents Incorporated by Reference:

None.

II-1

SCHEDULE III

Underwriter information pursuant to Section 9(a).

The statements set forth under the heading “Underwriting,” in the second and third sentence of the third paragraph, the third sentence of the fourth paragraph, the first and second sentence of the fifth paragraph and the first sentence of the sixth paragraph in the Preliminary Prospectus and the Prospectus.

III-1

ANNEX A

FORM OF OPINION OF O’MELVENY & MYERS LLP

June 15, 2009

Goldman, Sachs & Co.,
Banc of America Securities LLC
RBS Securities Inc.
Wachovia Capital Markets, LLC
             As representatives of the several Underwriters
             named in Schedule I hereto (the “Representatives”)
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

We have acted as counsel to International Game Technology, a Nevada corporation (the “Company”), in connection with the offer and sale, to the several Underwriters named in Schedule I to the Underwriting Agreement (as defined below), of an aggregate of $500,000,000 principal amount of 7.50% Notes due June 15, 2019 (the “Securities”). We are providing this opinion to you at the request of the Company pursuant to Section 8(c) of the Underwriting Agreement.  Except as otherwise indicated, capitalized terms used in this opinion without definition will have the meanings given to such terms in the Underwriting Agreement.

In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate including the following:

(a)           an executed copy of the Underwriting Agreement, dated June 10, 2009, by and between the Company and the Underwriters (the “Underwriting Agreement”);

(b)           the form of Securities; and

(c)           the Indenture.

As to relevant factual matters, we have relied upon, among other things, certificates of officers of the Company.  In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

We have also examined the registration statement on Form S-3, File No. 333-158250 (excluding the documents incorporated by reference therein, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) for purpose of registering an indeterminate amount of debt securities under the Securities Act of 1933, as amended (the “Act”), the Preliminary Prospectus, dated June 10, 2009, prepared in connection with the offer and sale of the Securities (excluding the documents incorporated by reference therein, the “Preliminary Prospectus”), together with the Issuer Free Writing Prospectus dated June 10, 2009 in the form first delivered to the Underwriters (the “Issuer Free Writing Prospectus”, and together with the Preliminary Prospectus but excluding the Incorporated Documents, the “Pricing Disclosure Package”), and the Prospectus, dated June 10, 2009, prepared in connection with the offer and sale of the Securities (excluding the documents incorporated by reference therein, the “Prospectus”).  We also have examined the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, including the certain information incorporated by reference therein from the Company’s Definitive Proxy Statement on Schedule 14A, filed on January 16, 2009 (the “Form 10-K”), the Company’s Quarterly Report on Form 10-Q for the three months ended December 31, 2008 (as amended by the Form 10-Q/A filed on February 17, 2009), the Company’s Quarterly Report on Form 10-Q for the six months ended March 31, 2009, and the Company’s Current Reports on Form 8-K filed on October 23, 2008, November 19, 2008, December 19, 2008 (as amended by the Form 8-K/A filed on March 6, 2009), December 30, 2008, January 9, 2009, January 28, 2009 (as amended by the Form 8-K/A filed on March 6, 2009), February 4, 2009, March 6, 2009, March 25, 2009, May 1, 2009, May 5, 2009, May 6, 2009, May 11, 2009 and June 9, 2009 (collectively, the “Incorporated Documents”).

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.  We have further assumed without independent verification that (a) the Company is duly organized, validly existing and in good standing in the jurisdiction of its organization and has the corporate power and authority to execute, deliver and perform its obligations under each of the Underwriting Agreement, the Indenture and the Securities (collectively, the “Operative Documents”) and (b) each of the Operative Documents has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.  To the extent the Company’s obligations depend on the enforceability of the Underwriting Agreement or the Indenture against the other parties to the Underwriting Agreement or the Indenture, as the case may be, we have assumed that each of the Underwriting Agreement and the Indenture is enforceable against the other parties thereto.

INTERNAL REVENUE SERVICE CIRCULAR 230 NOTICE:  TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT:  (A) ANY DISCUSSION OF U. S. FEDERAL INCOME TAX ISSUES IN THIS OPINION IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY YOU FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

(i)            The Indenture constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

(ii)           Upon payment for and delivery of the Securities in accordance with the Underwriting Agreement and the authentication of the certificates representing the Securities by a duly authorized signatory of the Trustee, the Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

(iii)          The statements in the Preliminary Prospectus considered together with the documents listed on Schedule II hereto, and in the Prospectus under the captions “Description of Notes,” “Underwriting,” and “United States Federal Income Taxation,” insofar as they purport to summarize the provisions of laws and documents referred to therein, are accurate and complete in all material respects.

(iv)          No order, consent, permit, registration, qualification or approval of any New York or federal governmental authority that we have, in the exercise of customary diligence, recognized as applicable to the Company or to the transactions of the type contemplated by the Underwriting Agreement is required on the part of the Company for the execution and delivery of the Underwriting Agreement or the Indenture or for the issuance and sale of the Securities, except such as may be required under applicable Blue Sky or state securities laws or gaming laws.

(v)           The Company’s execution and delivery of, and performance of its obligations under, the Indenture and the Underwriting Agreement, do not (a) violate the Company’s Articles of Incorporation or By-laws, (b) violate, breach or result in a default under, any existing obligation of or restriction on the Company under any other agreement (the “Other Agreements”) listed as an exhibit to the Incorporated Documents or (c) breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any New York or federal court or governmental authority binding on the Company and identified to us in a certificate provided by the Company, except that we express no opinion as to the effect of the Company’s performance of its obligations in the Underwriting Agreement and the Indenture on the Company’s compliance with financial covenants in the Other Agreements.

(vi)          The Company’s execution and delivery of, and performance of its obligations under, the Indenture and the Underwriting Agreement, do not violate any New York or federal statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or any of its subsidiaries or to transactions of the type contemplated by the Indenture or the Underwriting Agreement, except that we express no opinion regarding any federal securities laws, Blue Sky or state securities laws, gaming laws, or the indemnification and contribution sections of the Underwriting Agreement and the Indenture, except as otherwise expressly stated herein.

(vii)         The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Preliminary Prospectus and the Prospectus, will not be an investment company required to register under the Investment Company Act of 1940, as amended.

(viii)        The Incorporated Documents, on the respective dates they were filed, appeared on their face to comply in all material respects with the requirements as to form for reports on Form 8-K, Form 10-Q, and Form 10-K, as the case may be, under the Securities Exchange Act of 1934, as amended, and the related rules and regulations in effect at the respective dates of their filing, except that we express no opinion concerning the financial statements and other financial information contained or incorporated by reference therein or omitted therefrom.

(ix)           The Registration Statement, as of its most recent effective date prior to the Applicable Time, and the Prospectus, as of its date, appeared on their face to comply in all material respects with the requirements of the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, and the related rules and regulations in effect as of such dates, except that we express no opinion concerning the financial statements and other financial information contained or incorporated by reference therein or omitted therefrom.

(x)            We do not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or to any Incorporated Document which is not filed as required.

We have participated in conferences in connection with the preparation of the Preliminary Prospectus, the documents included as Schedule II hereto and the Prospectus and reviewed the Preliminary Prospectus, the documents included as Schedule II hereto, the Prospectus and the Incorporated Documents but we have not independently verified the accuracy, completeness or fairness of the statements contained or incorporated therein, and the limitations inherent in the examination made by us and the knowledge available to us are such that we are unable to assume, and we do not assume, any responsibility for such accuracy, completeness or fairness (except as otherwise specifically stated in paragraph (iii) above).

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that (i) the Registration Statement, including the Incorporated Documents, considered as a whole as of its most recent effective date prior to the Applicable Time and as of the Applicable Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Pricing Disclosure Package, including the Incorporated Documents, considered as a whole as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, including the Incorporated Documents, considered as a whole as of its date and as of the date of this opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  However, we express no opinion or belief as to the financial statements and other financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Incorporated Documents or omitted therefrom or as to the Form T-1 filed by the Trustee in respect with the Registration Statement.

Our opinions in paragraphs (i) and (ii) above as to the enforceability of the Indenture and the Securities are subject to:

(i)            public policy considerations, statutes or court decisions that may limit the rights of a party to obtain indemnification against its own gross negligence, willful misconduct or unlawful conduct; and

(ii)           the unenforceability under certain circumstances of broadly stated or vaguely stated waiver or waivers of rights granted by law where the waivers are against public policy or prohibited by law.

For purposes of the opinions expressed in paragraphs (iv) and (v), we have assumed that the Company will not in the future take any discretionary action (including a decision not to act) permitted by the Underwriting Agreement or the Indenture that would cause the performance of the Underwriting Agreement or the Indenture to violate any New York or federal statute, rule or regulation or constitute a violation or breach of or default under any of the Other Agreements or any order, judgments or decrees referred to in clauses (b) and (c) of paragraph (v) or require an order, consent, permit or approval to be obtained from a New York or federal governmental authority.

We express no opinion concerning federal or state securities laws or regulations (except with respect to federal securities laws and regulations for the opinions in paragraphs (vii), (viii), (ix) and (x) above) or the gaming laws or regulations of any jurisdiction.

Except with respect to the tax opinion set forth in paragraph (iii) above, the law covered by this opinion is limited to the present federal law of the United States and the present law of the State of New York.  We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.  With respect to the tax opinion, such opinion is based on relevant provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, administrative determinations, and the legislative history as of the date hereof.  These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion.

As used in our opinion in paragraph (x), our use of the term “knowledge” or similar phrases to qualify the statement in this opinion is intended to indicate that those attorneys in the firm responsible for preparing this opinion, in consultation with such other attorneys in the firm who have worked on legal matters for the Company, and review of such documents in our possession, in each case as they considered appropriate, do not have actual knowledge of the inaccuracy of this statement.  However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that we have any knowledge of matters pertaining to such statement should be drawn from our representation of the Company.

This opinion is furnished by us as counsel for the Company and may be relied upon by you only in connection with the offer and sale of the Securities.  It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent.  This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters.  We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention or any future changes in laws.

Respectfully submitted,

O’MELVENY & MYERS LLP

ANNEX B

FORM OF OPINION OF DAVID D. JOHNSON

June 15, 2009

Goldman, Sachs & Co.,
Banc of America Securities LLC
RBS Securities Inc.
Wachovia Capital Markets, LLC
             As representatives of the several Underwriters
             named in Schedule I hereto (the “Representatives”)
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

This opinion is being provided to you pursuant to Section 8(d) of that certain underwriting agreement (the “Underwriting Agreement”), dated June 10, 2009, by and between International Game Technology, a Nevada corporation (the “Company”), and the several Underwriters named in Schedule I thereto, in connection with the offer and sale of an aggregate of $500,000,000 principal amount of 7.50% Notes due June 15, 2019 of the Company (the “Securities”).  Except as otherwise indicated, capitalized terms used in this opinion without definition will have the meanings given to such terms in the Underwriting Agreement.

I am the General Counsel of the Company and IGT, a Nevada corporation (“IGT”), and have made such investigations of fact and law, reviewed such corporate records of the Company and IGT and originals or copies identified to my satisfaction as true copies of such documents (including each of the Underwriting Agreement, the Securities and the Indenture (collectively, the “Operative Documents”)), obtained such certificates of officers of the Company and public officials, and done such other things as I have deemed necessary for the purpose of this opinion.

I have assumed the genuineness of all signatures (other than those of officers of the Company), the authenticity of all documents submitted to me as originals and the conformity with originals of all documents submitted to me as copies. To the extent the Company’s obligations depend on the enforceability of the Underwriting Agreement or the Indenture against the other parties to the Underwriting Agreement or the Indenture, I have assumed that each of the Underwriting Agreement and the Indenture is enforceable against the other parties thereto.

On the basis of such examination, my reliance upon the assumptions in this opinion and my consideration of those questions of law I considered relevant, and subject to the limitations and qualifications in this opinion, I am of the opinion that:

(i)            each of the Company and IGT has been duly incorporated and is validly existing in good standing under the laws of the State of Nevada and has the corporate power and authority to own its properties and assets and to conduct its business as described in the Pricing Disclosure Package and the Prospectus;

(ii)           each of the Company and IGT is qualified as a foreign corporation to do business in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification and is in good standing in each such jurisdiction, except to the extent the failure to so qualify or be in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect;

(iii)          the execution and delivery of each of the Operative Documents have been duly authorized by all necessary corporate action on the part of the Company and each of the Operative Documents has been duly executed and delivered by the Company;

(iv)          the Company’s execution and delivery of, and performance of its obligations under, the Operative Documents, do not (a) violate the Company’s Articles of Incorporation or By-laws, (b) violate, breach or result in a default under any material indenture, contract, lease mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition or instrument to which the Company or IGT is a party or bound or to which any of their respective properties is subject or (c) breach or otherwise violate any existing obligation of or restriction on the Company or IGT under any order, judgment or decree or any Nevada court or governmental authority or any existing applicable Nevada statute, rule or regulation to which the Company or IGT or any of their respective properties may be subject;

(v)           to my knowledge there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property that is not described in the Pricing Disclosure Package, except in each case for such proceedings that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect;

(vi)          to my knowledge, after inquiry of the Company’s outside regulatory counsel in the States of Mississippi, Nevada, and New Jersey, and other than those arising under state securities laws as to which no opinion is expressed, no authorization, approval, consent or order of any Mississippi, Nevada or New Jersey governmental authority or agency is required in connection with the offering, issuance or sale of the Securities to the Underwriters or the other transactions contemplated by the Underwriting Agreement and the Indenture, except such as are disclosed on Appendix A hereto or have been obtained and are in full force and effect at the date hereof, and, to my knowledge after such inquiry, no such governmental authority or agency is investigating the Company or any related party, other than any such investigation that could not reasonably be expected to have a Material Adverse Effect;

(vii)         the Company has all necessary authorizations, approvals, consents and permits from any governmental authority or agency required to conduct its business as described in the Pricing Disclosure Package and the Prospectus, except to the extent the failure to have any such authorization, approval or consent or permit would not reasonably be expected to have a Material Adverse Effect.

I am a member of the bar of the State of Nevada and do not express any opinion as to laws other than those of the United States and the State of Nevada.  My opinions in paragraph (vi) with respect to matters under the laws of the States of Mississippi and New Jersey are based solely upon inquiries which have been made of the Company’s outside regulatory counsel in such States.  I express no opinion as to the laws of any other jurisdiction and, unless otherwise specified, no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is furnished by me as general counsel for the Company and may be relied upon by you only in connection with the offer and sale of the Securities.  It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent.  This opinion is expressly limited to the matters set forth above and I render no opinion, whether by implication or otherwise, as to any other matters.  I assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to my attention or any future changes in laws.

Very truly yours,

David D. Johnson
Executive Vice President, General Counsel and Secretary

ANNEX C

FORM OF COMFORT LETTER

June 10, 2009

Banc of America Securities LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Mizuho Securities USA Inc.

Morgan Stanley & Co. Incorporated

Mitsubishi UFJ Securities (USA), Inc.

RBS Securities Inc.

Wachovia Capital Markets, LLC

BNP Paribas Securities Corp.

Comerica Securities, Inc.

KeyBanc Capital Markets Inc.

U.S. Bancorp Investments, Inc.

UBS Securities LLC

c/o Goldman, Sachs & Co.

85 Broad Street

New York, NY 10004

Dear Sirs/Madams:

We have audited the consolidated balance sheets of International Game Technology and subsidiaries (the “Company”) as of September 30, 2008 and 2007, and the consolidated statements of income, cash flows, and stockholders’ equity and comprehensive income for each of the three years in the period ended September 30, 2008, and management’s report on the effectiveness of internal control over financial reporting as of September 30, 2008, all included in the Company’s annual report on Form 10-K for the year ended September 30, 2008, and incorporated by reference in the registration statement (No. 333-158250) on Form S-3 filed by the Company under the Securities Act of 1933, as amended (the “Act”) for the issuance of 7.50% Notes due 2019 (the “Notes”) to be issued by the Company. Our report with respect thereto (which report expresses an unqualified opinion on the consolidated financial statements and includes explanatory paragraphs regarding the Company’s adoption of FASB Statement No. 123R, Shared-Based Payment, and FIN No. 48, Accounting for Uncertainty in Income Taxes, and an unqualified opinion on the effectiveness of internal control over financial reporting) is also incorporated by reference in the registration statement. This registration statement, as filed on March 27, 2009, including the preliminary prospectus supplement dated June 10, 2009, is herein referred to as the registration statement.

In connection with the registration statement:

1.         We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (SEC) and the Public Company Accounting Oversight Board (United States) (PCAOB).

2.         In our opinion, the consolidated financial statements audited by us and incorporated by reference in the registration statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related rules and regulations adopted by the SEC.

3.         We have not audited any financial statements of the Company as of any date or for any period subsequent to September 30, 2008; although we have conducted an audit for the year ended September 30, 2008, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of September 30, 2008, and for the year ended, but not on the consolidated financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the financial position, results of operations, or cash flows as of any date or for any period subsequent to September 30, 2008.

4.         For purposes of this letter, we have read the 2009 minutes of meetings of the stockholders, the board of directors, audit committee, compensation committee, nominating and corporate governance committee, and the non-management members of the board of directors as set forth in the minutes books at June 10, 2009, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, except for the May 18, 2009 audit committee meeting, May 18, 2009 compensation committee meeting, May 18, 2009 nominating and corporate governance committee meeting, May 18, 2009 board of directors meeting and the May 19, 2009 board of directors meeting for which the minutes were in draft form and have not been approved, which we reviewed and discussed with the General Counsel and Secretary. We have carried out other procedures to June 10, 2009, as follows:

a.         With respect to the three month periods ended December 31, 2008 and 2007 and the three and six month periods ended March 31, 2009 and 2008, we have —

i.          Performed the procedures specified by the PCAOB for a review of interim financial information as described in PCAOB AU 722, Interim Financial Information, on the unaudited condensed consolidated balance sheet for these periods, and unaudited condensed consolidated statement of operations and cash flows for these periods, included in the Company’s quarterly reports on Form 10-Q for the quarters ended December 31, 2008 and March 31, 2009, incorporated by reference in the registration statement.

ii.         Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in a(i) comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

b.         With respect to the month ended April 30, 2009, we have —

i.          Read the unaudited condensed consolidated financial statements of the Company and subsidiaries for the months ended April 30, 2009 and 2008, furnished to us by the Company, officials of the Company having advised us that no such financial statements as of any date or for any period subsequent to April 30, 2009, were available.

iii.        Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in b(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the registration statement.

The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations about the sufficiency of the foregoing procedures for your purposes.

5.         Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

a.         (i) Any material modifications should be made to the unaudited condensed consolidated financial statements described in paragraph 3, incorporated by reference in the registration statement, for them to be in conformity with accounting principles generally accepted in the United States of America.

(ii) The unaudited condensed consolidated financial statements referred to in 3 do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

b.         (i)                At April 30, 2009, there was any change in the capital stock, increase in long-term debt, or increase or decrease in consolidated net current assets or in stockholders’ equity of the consolidated companies as compared with amounts shown in the March 31, 2009, unaudited quarterly balance sheet except for the items listed below, or ($’s and shares in millions):

(ii)       For the month ended April 30, 2009, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating income, in consolidated revenues or in the total or per-share amounts of net income, except in all instances for changes, increases, or decreases that the registration statement discloses have occurred or may occur, except for the items listed below ($’s in millions, except EPS):

6.         As mentioned in 4b, Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to April 30, 2009, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after April 30, 2009, have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether at June 10, 2009 there was any change in the capital stock (other than equity awards), any increase or decrease in consolidated net current assets or in stockholders’ equity, or increase in long-term debt of the consolidated companies as compared with amounts shown on the March 31, 2009, unaudited consolidated balance sheet. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether for the period from April 1, 2009 to June 10, 2009, there were any changes in consolidated operating income, in consolidated revenues or in the total or per-share amounts of net income, as compared with the corresponding period in the preceding year. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase, or decrease, except in all instances for changes, increases, or decreases that the registration statement discloses have occurred or may occur with the exception of the issuance of $850 million aggregate principal amount of 3.25% convertible notes due 2014 that occurred on May 11, 2009.

7.         For purposes of this letter, we have also read the items identified by you on the attached copy of the registration statement, selected pages from the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 (filed with the SEC on November 26, 2008), selected pages of the Company’s definitive Proxy Statement on Schedule 14A (filed with the SEC on January 16, 2009), selected pages from the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2008 (filed with the SEC on February 12, 2009), and selected pages from the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (filed with the SEC on May 14, 2009), and have performed the following procedures, which were applied as indicated with respect to the letters explained below. Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated below and, accordingly, we express no opinion thereon:

a.         Compared the amount with (or recomputed from) the amount shown in the Company’s audited consolidated financial statements (after rounding, where applicable) and notes thereto, as of or for the period indicated, and found them to be in agreement.

b.         Not used.

c.         Compared the amount with (or recomputed from) the amount shown in a schedule or report prepared by the Company, which was derived from the accounting records of the Company and found them to be in agreement.

d.         Compared the amount with (or recomputed from) the amount shown in the Company’s unaudited condensed consolidated financial statements (after rounding, where applicable) and notes thereto, as of or for the period indicated, and found them to be in agreement.

e.         Compared the amount with (or recomputed from) the amount shown in a schedule or report prepared by Company personnel, and found them to be in agreement.  We make no comment with respect to the appropriateness of the ratio of earnings to fixed charges computation included in the Preliminary Prospectus Supplement.

8.         It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in number 7 above; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth or incorporated by reference in the registration statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

9.         This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of securities covered by the registration statement and it is not to be used, circulated, quoted, or otherwise referred to for any purpose, including but not limited to the purchase or sale of securities, nor is it to be referred to in whole or in part in any document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the registration statement.

Yours truly,

Deloitte & Touche LLP